Exhibit 10.9

Confirmation of OTC Warrant

Date:	December 2, 2004	ML Ref:

To:	Level 3 Communications, Inc. (“Counterparty”)

Attention:

From:	Merrill Lynch International (“ML”)

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and ML through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS” or “Agent”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	November 17, 2004

Effective Date:	The date that the Reference Notes are originally issued under the Note Indenture.

Seller:	Counterparty

Buyer:	ML

Shares:	The shares of common stock, par value of $0.01, of Counterparty (Security Symbol: “LVLT”) or such other securities or property into which the Reference Notes are convertible on the date of determination

Payment Amount Premium:	$63.68 mm to be paid on the Effective Date

Exchange:	As provided in the Note Indenture Provisions in the definition of “Closing Sale Price”

Related Exchange(s):	All Exchanges

Knock-in Event:	Not Applicable

Knock-out Event:	Not Applicable

Reference Notes:	5.25% Convertible Notes due 2011 having $345 million principal amount

Note Indenture:	The Indenture, dated as of closing of the issuance of the Reference Notes, between Counterparty and The Bank of New York, as trustee relating to the Reference Notes, as the same may be amended, modified or supplemented, subject to the “Additional Termination Events” provisions of this Confirmation

Note Indenture Provisions	The relevant provisions of the Note Indenture, without giving effect to any termination or suspension of all or any part of the Note Indenture

Option Expiration Date:	In the case of Net Share Settlement or Net Cash Settlement, the Valuation Date; in the case of Physical Settlement, the final Physical Valuation Day specified by ML in the Physical Settlement Reply Notice.

Reference Date:	December 15, 2008

Termination Date:	The final Settlement Date

Valuation:

Valuation Date(s):	In the case of Net Share Settlement or Net Cash Settlement, the last Averaging Date; in the case of Physical Settlement, each Physical Valuation Day specified by ML in the Physical Settlement Reply Notice.

Averaging Dates:	In the case of Net Share Settlement or Net Cash Settlement, the 15 consecutive Full Exchange Business Days beginning on the Averaging Period Start Date

Full Exchange Business Day:	A “Trading Day”, as defined in the Note Indenture Provisions

Averaging Date Disruption:	Modified Postponement

Averaging Period Start Date:	The Reference Date

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Settlement Terms:
Settlement:	Net Share Settlement, Physical Settlement or Net Cash Settlement, at Counterparty’s option

Settlement Price:	In the case of Net Share Settlement or Net Cash Settlement, the arithmetic mean of the Applicable Stock Price (as such term is defined in the Note Indenture Provisions) on each Averaging Date; in the case of Physical Settlement, in respect of each Physical Valuation Day, the Applicable Stock Price on such Physical Valuation Day.

Settlement Date(s):	In the case of Net Share Settlement and Net Cash Settlement, the third (3rd) Full Exchange Business Day following the Valuation Date. In the case of Physical Settlement, the Physical Settlement Date(s) specified by ML in the Physical Settlement Reply Notice; provided, however, that in the event a Physical Valuation Day is a Disrupted Date, the Calculation Agent shall make such changes to the number and dates of the Physical Settlement Dates as the Calculation Agent deems appropriate.

Settlement Notice:	No later than the fifth Business Day preceding the Reference Date, Counterparty shall provide ML with notice of whether Net Cash Settlement, Net Share Settlement or Physical Settlement will apply with respect to the Settlement.

Physical Settlement Reply Notice:	In the event that the Settlement Notice specifies Physical Settlement, ML shall, in a notice to Counterparty no later than the later of (i) three Full Exchange Business Days following receipt by ML of the Settlement Notice and (ii) two Full Exchange Business Days preceding the Reference Date, specify (a) the number of Physical Valuation Days (as defined below), which number shall be greater than or equal to 15 and less than or equal to 30 (the “Number of Physical Valuation Days”), and (b) one or more Full Exchange Business Days as dates for consummating the Physical Settlement (the “Physical Settlement Dates”), the last of such Physical Settlement Dates which (or if one, such date) shall be the third (3rd) Full Exchange Business Day following the Final Physical Valuation Day (as defined below). “Physical Valuation Days” shall mean the sequential Full Exchange Business Days (commencing on the Reference Date) on which Settlement Prices will be determined. The “Final Physical Valuation Day” shall mean the final Physical Valuation Day.

Net Share Settlement:	On the Settlement Date, if Net Share Settlement applies, Counterparty shall deliver to ML, through the Agent, a number of Shares equal to the Final Settlement Amount.

Final Settlement Amount:	The number of Shares, rounded up to the nearest whole Share, determined by the Calculation Agent to be equal to the quotient of (x) the Net Settlement Amount divided by (y) the Settlement Price

Physical Settlement	On each Settlement Date, if Physical Settlement applies, with respect to each Open Physical Valuation Day (as defined below) on which (i) the Settlement Price was greater than the Adjusted Strike Price or (ii) (A) the Settlement Price was less than or equal to the Adjusted Strike Price and (B) ML, in its sole discretion, elects to have Settlement effected with respect to such Open Physical Valuation Day (each of (i) and (ii), a “Strike Day”), Counterparty shall deliver to ML, through the Agent, a number of Shares equal to the Adjusted Daily Share Number (as defined below) against payment by ML of an amount in cash equal to the Adjusted Strike Price multiplied by the Adjusted Daily Share Number. The aggregate number of Shares to be delivered by Counterparty to ML on such

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Settlement Date, therefore, shall be the product of the number of Strike Days and the Adjusted Daily Share Number, and the aggregate amount in cash payable by ML on such Settlement Date shall be the product of the number of Strike Days and the cash amount specified in the previous sentence. “Open Physical Valuation Day” means, with respect to any Physical Settlement Date, each Physical Valuation Day that had occurred and not yet settled, up to and including the third (3rd) Full Exchange Business Day immediately preceding such Physical Settlement Date. The “Adjusted Daily Share Number” means the quotient of the Adjusted Share Number divided by the Number of Physical Valuation Days.

Disruption:	If a Physical Valuation Day is a Disrupted Date, the Number of Physical Valuation Days shall remain the same and the Valuation Date in respect of such Disrupted Date shall be the next Full Exchange Business Day that is not a Disrupted Date and which is not already a Physical Valuation Day (i.e., the first succeeding “Valid Date” if such Disrupted Date were an “Averaging Date” and “Modified Postponement” applied).

Net Cash Settlement	On the Settlement Date, if Net Cash Settlement applies, Counterparty shall deliver to ML an amount in cash equal to the Net Settlement Amount.

Net Settlement Amount:	The product of (x) the Adjusted Share Number multiplied by (y) the Final Price Differential

Final Price Differential:	An amount equal to the greater of (x) the excess of the Settlement Price over the Adjusted Strike Price and (y) zero

Adjusted Strike Price:	$6.00, as adjusted by the Calculation Agent

Adjusted Share Number:	86,596,380 Shares, as adjusted by the Calculation Agent

Extraordinary Events:

Consequences for Merger Events:

Share-for-Share:	Cancellation and Payment
Agreed Model:	Applicable
Interest Rate:	USD-LIBOR-BBA

Share-for-Other:	Cancellation and Payment
Agreed Model:	Applicable
Interest Rate:	USD-LIBOR-BBA

Share-for-Combined:	Cancellation and Payment
Agreed Model:	Applicable
Interest Rate:	USD-LIBOR-BBA

Tender Offer:	Cancellation and Payment
Agreed Model:	Applicable
Interest Rate:	USD-LIBOR-BBA

Nationalization, Insolvency or Delisting:	Not Applicable

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Additional Disruption Events:

Change in Law:	Not Applicable

Failure to Deliver:	Applicable. If there is an “illiquidity on the market” on a day that would have been a Settlement Date, then such Settlement Date shall be the first succeeding Exchange Business Day on which there is no “illiquidity on the market,” but in no such event shall such Settlement Date be later than the date that is twenty (20) Exchange Business Days immediately following what would have been that Settlement Date but for such “illiquidity on the market.”

Insolvency Filing:	Applicable

Hedging Disruption Event:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Hedging Party:	ML

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Determining Party:	ML

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Method of Adjustment:

The Calculation Agent will make such adjustments to the Adjusted Strike Price, Adjusted Share Number and any other payment, variable or other term of this Transaction as it deems necessary or appropriate, based on the Note Indenture Provisions.

Registration Rights

Prior to the earlier of (i) the first date on which Shares are delivered to ML hereunder and (ii) the first Physical Valuation Day or the Averaging Period Start Date, as the case may be, Counterparty shall make available to ML an effective registration statement (the “Resale Registration Statement”) filed pursuant to Rule 415 under the Securities Act of 1933, as amended, and such prospectuses as ML may reasonably request to comply with the applicable prospectus delivery requirements for the resale by ML or short sales in anticipation of the delivery of such number of Shares as ML shall reasonably specify.

Counterparty shall enter into an agreement (the “Resale Registration Rights Agreement”) in the form of Exhibit B to this Confirmation providing for such covenants, conditions, representations and warranties, indemnities and contribution rights in connection, and the delivery of officers’ certificates, legal opinions and a comfort letter from the independent auditors of the Counterparty as set forth in the Resale Registration Rights Agreement.

As specified in the Resale Registration Rights Agreement, Counterparty shall provide ML or an affiliate of ML or other entities acting as underwriters in the sale of Shares subject to the Resale Registration Statement with access to

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such information and employees or officers of Counterparty as is customary to allow a reasonable investigation with respect to the offering under the Resale Registration Statement anticipated by the Resale Registration Rights Agreement.

Counterparty shall only register Shares in an amount not exceeding 10% of the aggregate market value of Counterparty’s outstanding voting stock held by non-affiliates of Counterparty (calculated as of a date within 60 days prior to the date of filing), unless Counterparty furnishes to ML a written opinion of a nationally recognized law firm that such sales do not violate Rule 415(a)(4) or its successor under the Securities Act of 1933 or any other applicable securities law, rule or regulation.

If (i) Counterparty is unable to provide for the sale of the Shares under the Registration Statement as provided in the Resale Registration Rights Agreement or (ii) if some Shares cannot be registered under the Registration Statement due to Rule 415(a)(4) under the Securities Act, Counterparty may deliver unregistered Shares, the value of which shall be discounted to reflect market value, for purposes of calculating the Delivered Shares. Any excess shares delivered shall be subject to a maximum of 150 million Shares. In no event shall Counterparty be required to top-up the delivery in cash.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

1.	Counterparty hereby represents and warrants to ML, on each day from the Trade Date to and including the date by which ML is able to initially complete a hedge of its position created by this Transaction (within three Full Exchange Business Days of the date hereof, unless otherwise notified by ML), that:

a.	it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except as disclosed in the Offering Memorandum relating to the Reference Notes and except as provided for in the Purchase Agreement among the Counterparty and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Needham & Company, Inc. and UBS Securities LLC as Initial Purchasers, dated as of November 17, 2004 (the “Purchase Agreement”) relating to the purchase of the Reference Notes; and

b.	Counterparty has publicly disclosed all material information necessary for Counterparty to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

2.	The parties hereby agree that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of EITF 00-19. If Counterparty would be obligated to pay cash to ML pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph (2)) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect that Counterparty deliver to ML a number of Shares having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be purchased over a reasonable period of time with the cash equivalent of such payment obligation). Settlement relating to any delivery of Shares pursuant to this paragraph (2) shall occur within a reasonable period of time.

Additional Termination Events:

The occurrence of any of the following shall be an Additional Termination Event (which shall give ML the right but not the obligation to designate an Early Termination Date under the Agreement) with respect to Counterparty (which shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction):

1.	an Amendment Event occurs (in which case the entirety of this Transaction shall be subject to termination); or

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2.	the transactions contemplated by the Purchase Agreement shall fail to close as a result of any breach by the Counterparty or any Initial Purchaser of their respective obligations thereunder or as a result of any action, or failure to act, by the Counterparty or any Initial Purchaser thereunder or as a result of a failure or any condition thereunder, in which case the entirety of this Transaction shall terminate automatically.

If the transactions contemplated by the Purchase Agreement shall fail to close for any reason other than a breach of the Purchase Agreement by MLPFS, then the entirety of this Transaction shall terminate automatically and all payments previously made hereunder, including the Payment Amount Premium, shall be promptly returned to the person making such payment; provided that in such case, Counterparty hereby indemnifies the Indemnified Parties from and against (a) any and all losses, claims, damages and liabilities, joint and several, which such Indemnified Party may incur or to which such Indemnified Party may become subject as a result of the termination of this Transaction and (b) except in the case of the exercise by MLPFS of its “market out” termination rights pursuant to Section 10 of the Purchase Agreement, the reasonable fees and expenses of counsel for MLPFS incurred in connection with this Transaction (the “Closeout Losses”), including, without limitation, any losses incurred by an Indemnified Party in connection with the initiating or unwinding of any hedging transactions related to this Transaction. If the transactions contemplated by the Purchase Agreement shall fail to close because of a breach of the Purchase Agreement by MLPFS, then the entirety of this Transaction shall terminate automatically, and all payments previously made hereunder, including the Payment Amount Premium, shall be promptly returned to the person making such payment.

As used in this Section Additional Termination Events:

“Amendment Event” means that the Counterparty amends, modifies, supplements or waives, without the prior written consent of ML (which consent shall not be unreasonably withheld), any term of the Note Indenture or the Reference Notes relating to the principal amount, coupon, maturity, repurchase obligation of the Counterparty, redemption right of the Counterparty, any term relating to conversion of the Notes (including changes to the conversion price, conversion settlement dates or conversion conditions), or any other term that would require consent of the holders of not less than 100% of the principal amount of the Reference Notes to amend.

Staggered Settlement:

If ML determines reasonably and in good faith that the number of Shares required to be delivered by Counterparty hereunder on a Settlement Date would exceed 4.5% of all outstanding Shares, then ML may, by notice to Counterparty on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to receive the Shares comprising the Final Settlement Amount related to such Settlement Date on two or more dates (each, a “Staggered Settlement Date”) as follows:

1.	in such notice, ML will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will receive on each Staggered Settlement Date;

2.	the aggregate number of Shares that ML will receive from Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that ML would otherwise be entitled to receive on such Nominal Settlement Date; and

3.	Settlement terms on each Staggered Settlement Date shall be adjusted as appropriate by the Calculation Agent to conform to the number of Shares to be delivered on each Staggered Settlement Date, as specified by ML in the notice referred to in clause (1) above.

Within 30 days of the Reference Date or any Settlement Date, Counterparty shall use its reasonable efforts to refrain from activities which could reasonably be expected to result in ML’s ownership of Shares exceeding 10% of all issued and outstanding Shares.

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Compliance with Securities Laws:	Each party represents and agrees that it has complied, and will comply, in connection with this Transaction and all contemporaneous sales and purchases of Shares related to this Transaction, with the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations each thereunder, including, without limitation, Rules 10b-5 and Regulation M under the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities; and provided further that Counterparty shall have no liability as a result of a breach of this representation due to ML’s gross negligence or willful misconduct.

Each party further represents that if such party (“X”) purchases any Shares from the other party pursuant to this Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

Counterparty (and ML in the case of paragraphs (c) and (d) below) represents that as of the date hereof:

(a) each of its filings under the Exchange Act that are required to be filed by Counterparty on or prior to the date hereof have been filed, and that, as of the respective dates thereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

(b) [RESERVED];

(c) Neither ML nor Counterparty, as the case may be, is entering into this Agreement to facilitate a distribution of the Shares or in connection with a future issuance of securities; and

(d) Neither ML nor Counterparty, as the case may be, is entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).

Account Details:

Account for payments to Counterparty:	US Bank, NA
950 17th Street
Denver, CO 80202
Account Holder: Level 3 Communications, L.L.C.
Account No. 103657927002
ABA #: 102 000 021
Swift Code (Int’l transfers): USBKUS44IMT

Account for payment to ML:	Not Applicable

Bankruptcy Rights:	ML acknowledges that, in the event of Counterparty’s bankruptcy, ML’s rights in connections with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that ML’s

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rights with respect to any other claim arising from this Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Collateral:	None.

Transfer:	Neither party may transfer its rights or obligations under this Transaction except in accordance with Section 7 of the Agreement; provided however that ML may assign its rights and delegate its obligations hereunder, in whole or in part, to any affiliate (an “Assignee”) of Merrill Lynch & Co., Inc. (“ML&Co.”), effective (the “Transfer Effective Date”) upon delivery to Counterparty of (a) an executed acceptance and assumption by the Assignee (an “Assumption”) of the transferred obligations of ML under this Transaction (the “Transferred Obligations”); and (b) an executed guarantee (the “Guarantee”) of ML&Co. of the Transferred Obligations, substantially in the form of Exhibit A hereto; provided that no transfer shall be made where (a) such transfer would result in a violation of applicable securities laws, or (b) Counterparty will be required to pay to the Assignee an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) that it would otherwise not make in the absence of such transfer; or (c) after Counterparty complies with its obligations, if any, under Section 4(a)(iii), Counterparty will receive a payment from which an amount has been withheld or deducted, on account of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)), in excess of that which ML would have been required to so withhold or deduct in the absence of such transfer; provided further, however, that a transfer may (notwithstanding the foregoing) be made in the event that a transfer is made where one party must withhold an amount of a Tax, and it is not a Tax Event specified in Section 5(b)(ii), and ML agrees to receive a payment from which an amount has been withheld or deducted in accordance with Section 5(b) or ML agrees to make any additional payment amount in accordance with Section 5(b), as the case may be. On the Transfer Effective Date, (a) ML shall be released from all obligations and liabilities arising under the Transferred Obligations; and (b) the Transferred Obligations shall cease to be a Transaction(s) under the Agreement and shall be deemed to be a Transaction(s) under the ISDA Master Agreement between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a ISDA Master Agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement (Multicurrency-Cross Border) without any Schedule attached thereto.

Regulation:	ML is regulated by The Securities and Futures Authority Limited and has entered into this Transaction as principal.

Indemnity:	Counterparty agrees to indemnify ML and its Affiliates and their respective directors, officers, agents and controlling parties (ML and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of the untruth of any representation by Counterparty or a breach by Counterparty of any agreement or covenant hereunder or in the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

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ISDA Master Agreement

With respect to the Agreement, ML and Counterparty each agree as follows:

Specified Entities:

(i) in relation to ML, for the purposes of:

Section 5(a)(v):	not applicable
Section 5(a)(vi):	not applicable
Section 5(a)(vii):	not applicable
Section 5(b)(iv):	not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v):	not applicable
Section 5(a)(vi):	not applicable
Section 5(a)(vii):	not applicable
Section 5(b)(iv):	not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to ML and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to ML or to Counterparty.

Payments on Early Termination for the purpose of Section 6(e) of the Agreement: (i) Market Quotation shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)	For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	ML represents that it is a corporation organized under the laws of England and Wales.

(ii)	Counterparty represents that it is a corporation incorporated under the laws of the State of Delaware.

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Delivery Requirements: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

ML	Guarantee of its Credit Support Provider, substantially in the form of Exhibit A attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Additional Notice Requirements: The Counterparty hereby agrees to promptly deliver to ML a copy of all notices and other communications required or permitted to be given to the holders of any Reference Notes pursuant to the terms of the Note Indenture on the dates so required or permitted in the Note Indenture and all other notices given and other communications made by Counterparty in respect of the Referenced Notes to holders of any Referenced Notes. The Counterparty further covenants to ML that it shall promptly notify ML of each Amendment Event (including in such notice a detailed description of any such amendment). The Counterparty shall deliver each Conversion Notice to ML within two Business Days following the occurrence of the related Conversion Event and in any event no later than one Business Day following Counterparty’s receipt of notice of such Conversion Event from the Trustee under the Note Indenture. The Counterparty hereby acknowledges and agrees that its obligations under this Section shall continue as obligations of the Counterparty notwithstanding any transfer by it of any of its rights or obligations to any other person or entity in accordance with the Section titled Staggered Settlement above.

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:

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Address for notices or communications to ML:

Address:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street, London EC1A 1HQ
Attention:	Manager, Fixed Income Settlements
Facsimile No.:	44 207 995 2004	Telephone No.: 44 207 995 3769

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

GMI Counsel Merrill Lynch World Headquarters 4 World Financial Center New York, New York 10080 Attention: Global Equity Derivatives Facsimile No.: 212 449-6576 Telephone No.: 212 449-6309

Address for notices or communications to Counterparty for all purposes:

Address:	Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
Attention:	General Counsel
Facsimile No.:	720-888-5127	Telephone No.: 720-888-1000

Process Agent: For the purpose of Section 13(c) of the Agreement, ML appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated 222 Broadway, 16th Floor New York, NY 10038 Attention: Litigation Department

[Counterparty does not appoint a Process Agent.]

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither ML nor Counterparty is a Multibranch Party.

Calculation Agent. The Calculation Agent is ML; provided that if ML is the Defaulting Party Counterparty shall be entitled to appoint as the new Calculation Agent a Reference Market-maker that is acceptable to ML. The Calculation Agent’s judgments, determinations and calculations in this Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

Credit Support Document.

ML: Guarantee of ML&Co in the form attached hereto as Exhibit A.

Counterparty: Not Applicable

Credit Support Provider.

With respect to ML: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.

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Governing Law. This Confirmation will be governed by, and construed in accordance with, the substantive laws of the State of New York.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Counterparty, on the one hand, and ML, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded up to the nearest number of whole Shares, such that neither party shall be required to deliver any fractional Shares.

Accuracy of Specified Information. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000 and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Additional Representations:

Counterparty Representations. Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty’s ability to perform its obligations hereunder.

Counterparty will by the next succeeding Business Day notify ML upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

As of the date hereof, Counterparty is not insolvent.

Acknowledgments:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

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(2) The parties hereto intend for:

(a) this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b) a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c) any cash, securities or other property provided as performance assurance, credit, support or collateral with respect to this Transaction to constitute “margin payments” as defined in the Bankruptcy Code; and

(d) all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention, at the notifying party’s expense.

Disclosure. Each party hereby acknowledges and agrees that ML has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with ML) that such disclosure is required by law or by the rules of Nasdaq or any securities exchange.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:

Name:

Title:

Confirmed as of the date first above written:

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ Neil J. Eckstein

	Name:	Neil J. Eckstein

	Title:	Senior Vice President

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder

By:

Name:

Title:

15

EXHIBIT A

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Level 3 Communications, Inc. (the “Company”), the due and punctual payment in full of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“ML”), under the terms of the Confirmation of OTC Warrant between the Company and ML (ML as Buyer), dated as of December 2, 2004 (the “Confirmation”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination, designation of an Early Termination Date or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded, invalidated or must otherwise be returned by the Company as a result of being declared fraudulent or preferential or upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Confirmation; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; change of time, manner or place of payment or any other term of any payment due under the Confirmation; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Confirmation. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives set-offs; counterclaims; diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Confirmation, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of ML under the Confirmation.

This Guarantee becomes effective immediately upon its execution.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:	/s/ Patricia Kroplewnicki
	Name:	Patricia Kroplewnicki
	Title:	Designated Signatory
	Date:	December 2, 2004

16

COVER STATEMENT

CLIENT/COUNTERPARTY RELATIONSHIP

Dear Client/Counterparty:

Merrill Lynch is pleased to provide the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions under this Cover Statement that concerns, among other things, the nature of our relationship with you in the context of such transactions. This statement was developed for our new and our ongoing client/counterparties in response to suggestions that OTC derivative dealers consider taking steps to ensure that market participants utilizing OTC derivatives understand their risk exposures and the nature of their relationships with dealers before they enter into OTC derivative transactions.

Merrill Lynch (“we”) are providing to you and your organization (“you”) the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions in order to identify, in general terms, certain of the principal risks associated with individually negotiated over-the-counter (“OTC”) derivative transactions. The attached statement does not purport to identify the nature of the specific market or other risks associated with a particular transaction.

Before entering into an OTC derivative transaction, you should ensure that you fully understand the terms of the transaction, relevant risk factors, the nature and extent of your risk of loss and the nature of the contractual relationship into which you are entering. You should also carefully evaluate whether the transaction is appropriate for you in light of your experience, objectives, financial resources, and other relevant circumstances and whether you have the operational resources in place to monitor the associated risks and contractual obligations over the term of the transaction. If you are acting as a financial adviser or agent, you should evaluate these considerations in light of the circumstances applicable to your principal and the scope of your authority.

If you believe you need assistance in evaluating and understanding the terms or risks of a particular OTC derivative transaction, you should consult appropriate advisers before entering into the transaction.

Unless we have expressly agreed in writing to act as your adviser with respect to a particular OTC derivative transaction pursuant to terms and conditions specifying the nature and scope of our advisory relationship, we are acting in the capacity of an arm’s length contractual Counterparty to you in connection with the transaction and not as your financial adviser or fiduciary. Accordingly, unless we have so agreed to act as your adviser, you should not regard transaction proposals, suggestions or other written or oral communications from us as recommendations or advice or as expressing our view as to whether a particular transaction is appropriate for you or meets your financial objectives.

Finally, we and/or our affiliates may from time to time take proprietary positions and/or make a market in instruments identical or economically related to OTC derivative transactions entered into with you, or may have an investment banking or other commercial relationship with and access to information from the issuer(s) of securities, financial instruments, or other interests underlying OTC derivative transactions entered into with you. We may also undertake proprietary activities, including hedging transactions related to the initiation or termination of an OTC derivative transaction with you, that may adversely affect the market price, rate index or other market factor(s) underlying an OTC derivative transaction entered into with you and consequently the value of the transaction.

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A. GENERIC RISKS ASSOCIATED WITH

OVER-THE-COUNTER DERIVATIVE TRANSACTIONS

OTC derivative transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular OTC derivative transaction necessarily depend upon the terms of the transaction and your circumstances. In general, however, all OTC derivative transactions involve some combination of market risk, credit risk, funding risk and operational risk.

Market risk is the risk that the value of a transaction will be adversely affected by fluctuations in the level or volatility of or correlation or relationship between one or more market prices, rates or indices or other market factors or by illiquidity in the market for the relevant transaction or in a related market.

Credit risk is the risk that a Counterparty will fail to perform its obligations to you when due.

Funding risk is the risk that, as a result of mismatches or delays in the timing of cash flows due from or to your counterparties in OTC derivative transactions or related hedging, trading, collateral or other transactions, you or your Counterparty will not have adequate cash available to fund current obligations.

Operational risk is the risk of loss to you arising from inadequacies in or failures of your internal systems and controls for monitoring and quantifying the risks and contractual obligations associated with OTC derivative transactions, for recording and valuing OTC derivative and related transactions, or for detecting human error, systems failure or management failure.

There may be other significant risks that you should consider based on the terms of a specific transaction. Highly customized OTC derivative transactions in particular may increase liquidity risk and introduce other significant risk factors of a complex character. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

Because the price and other terms on which you may enter into or terminate an OTC derivative transaction are individually negotiated, these may not represent the best price or terms available to you from other sources.

In evaluating the risks and contractual obligations associated with a particular OTC derivative transaction, you should also consider that an OTC derivative transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Accordingly, it may not be possible for you to modify, terminate or offset your obligations or your exposure to the risks associated with a transaction prior to its Scheduled Reference Date.

Similarly, while market makers and dealers generally quote prices or terms for entering into or terminating OTC derivative transactions and provide indicative or mid-market quotations with respect to outstanding OTC derivative transactions, they are generally not contractually obligated to do so. In addition, it may not be possible to obtain indicative or mid-market quotations for an OTC derivative transaction from a market maker or dealer that is not a Counterparty to the transaction. Consequently, it may also be difficult for you to establish an independent value for an outstanding OTC derivative transaction. You should not regard your Counterparty’s provision of a valuation or indicative price at your request as an offer to enter into or terminate the relevant transaction at that value or price, unless the value or price is identified by the Counterparty as firm or binding.

This brief statement does not purport to disclose all of the risks and other material considerations associated with OTC derivative transactions. You should not construe this generic disclosure statement as business, legal, tax or accounting advice or as modifying applicable law. You should consult your own business, legal, tax and accounting advisers with respect to proposed OTC derivative transactions and you should refrain from entering into any OTC derivative transaction unless you have fully understood the terms and risks of the transaction, including the extent of your potential risk of loss.

18

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 2, 2004, by and between LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and MERRILL LYNCH INTERNATIONAL (the “Holder”).

This Agreement is made in connection with the Confirmation, dated December 2, 2004 (the “Confirmation”) of the OTC Warrant Transaction (the “Transaction”), between the Company and the Holder. In order to induce the Holder to enter into the Confirmation, the Company has agreed to provide the registration rights set forth in this Agreement.

The Company agrees with the Holder, for its benefit as a purchaser of the Common Stock as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Confirmation. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the U.S. Securities and Exchange Commission or any successor agency.

“Common Stock” means common stock, $0.01 par value, of the Company and any securities of the Company or any successor which may be issued on or after the date of the Confirmation in respect of, or in exchange for, shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or similar event.

“Deferral Notice” has the meaning set forth in Section 3(c)(2) hereof.

“Deferral Period” has the meaning set forth in Section 3(c)(2) hereof.

“Effectiveness Deadline Date” has the meaning set forth in Section 2(a) hereof.

“Effectiveness Period” means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Holder” has the meaning set forth in the preamble hereto.

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an offering of securities under a Shelf Registration Statement (in each case, other than the Holder and its Affiliates).

“Material Event” has the meaning set forth in Section 3(c)(2) hereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registrable Securities” means all shares of Common Stock delivered/to be delivered by the Company to the Holder pursuant to the Confirmation or, at the election of the Holder, such number of the shares of Common Stock that may be sold by the Holder in short sales or otherwise in anticipation of such deliveries and, in each case, any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it or (ii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) and (ii), any legend with respect to transfer restrictions are duly removed or removable.

“Registration Statement” means any registration statement that covers any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(b) hereof.

2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the Commission, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”, which term shall include the Initial Shelf Registration Statement and each Subsequent Shelf Registration Statement) registering the resale from time to time by the

Holder (or an Affiliate of the Holder) of all of the Registrable Securities (the “Initial Shelf Registration Statement”); provided, that before filing any Registration Statement with the Commission, the Company shall furnish to the Holder and counsel for the Holder copies of all such documents proposed to be filed and use its reasonable efforts to reflect in each such document when so filed with the Commission such comments as the Holder and counsel for the Holder reasonably shall propose within five (5) Business Days of the delivery of such copies to the Holder and counsel for the Holder. The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holder (or an Affiliate of the Holder) in accordance with the methods of distribution elected by the Holder and set forth in the Initial Shelf Registration Statement; provided that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company (except for offerings by the Holder or an Affiliate of the Holder deemed to be an underwritten offering), which may be withheld in the Company’s discretion. The Company shall use its best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act by the date that is not later than the Business Day immediately preceding the earlier of (i) the date the Holder first receives Registrable Securities pursuant to the Confirmation and (ii) the first Physical Valuation Day or the Averaging Period Start Date, as the case may be (the “Effectiveness Deadline Date”) and, subject to Section 3(c)(2), to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement, as defined below) continuously effective under the Securities Act until the expiration of the Effectiveness Period.

(b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing (or, if filed during a Deferral Period, after the expiration of such Deferral Period) and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement if required by the Securities Act or as reasonably requested by the Holder; provided, that before filing any such amendments or supplements with the Commission, the Company shall furnish to the Holder and counsel for the Holder copies of all such documents proposed to be filed and use its reasonable efforts to reflect in each such document when so filed with the Commission such comments as the Holder and counsel for the Holder reasonably shall propose within five (5) Business Days of the delivery of such copies to the Holder and counsel for the Holder.

3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof:

(a) The Company shall use its reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holder (and/or its Affiliates) set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) to the extent consistent with applicable law, any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto contain in any description of the plan of distribution of the Registrable Securities the following language (or any alternative language agreed by the parties hereto): “The [Registrable Securities] may be sold by [Holder/Affiliate of Holder/subsequent holder] in short sale transactions. If so, [Holder/Affiliate of Holder/subsequent holder] may use shares received from [the Company] in settlement of the [Transaction] to close out any related open borrowings of shares.”

(c) (1) The Company shall advise the Holder and counsel for the Holder:

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of (but not the nature of or details concerning) any Material Event (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement and Prospectus, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement and Prospectus no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading).

(2) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for any such untrue statement or omission made in reliance on and in conformity with information relating to the Holder (or an Affiliate of the Holder) furnished to the Company in writing by the Holder expressly for use therein), and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for any such untrue statement or omission made in reliance on and in conformity with information relating to the Holder (or an Affiliate of the Holder) furnished to the Company in writing by the Holder expressly for use therein), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Holder, and its counsel, if any, that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until the Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the “Deferral Period”) without the Company incurring any obligation to deliver unregistered shares in accordance with the terms of the Confirmation shall not exceed 45 days in any ninety-day period and 120 days in any twelve-month period.

(d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time or, if such order is made effective during any Deferral Period, at the earliest time after the expiration of such Deferral Period.

(e) The Company shall furnish to the Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(f) The Company shall, during the Effectiveness Period, deliver to the Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as the Holder may reasonably request; and the Company consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of the Prospectus or any amendment or supplement thereto by the Holder and its Affiliates of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

(g) Prior to any offering of securities pursuant to any Registration Statement, the Company shall use reasonable efforts to register or qualify or cooperate with the Holder and its counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(h) The Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holder may request prior to sales of Registrable Securities pursuant to such Registration Statement.

(i) The Company shall provide a CUSIP number for the Registrable Securities, registered under such Registration Statement, and provide the transfer agent for the Common Stock with printed certificates for such Registrable Securities, in a form, if requested by the applicable Holder or Holder’s Counsel, eligible for deposit with DTC.

(j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration Statement and will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date of the Shelf Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(k) The Company shall enter into such customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Holder), with respect to all parties to be indemnified pursuant to Section 6 hereof from the Holder to the Company.

(l) Make reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

(m) The Company shall (i) make reasonably available for inspection by the Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Holder (or an Affiliate of the Holder) or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such person; (ii) cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Holder (or an Affiliate of the Holder) or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Holder (or an Affiliate of the Holder) or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such additional representations and warranties to the Holder (or an Affiliate of the Holder) and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holder and the Managing Underwriters, if any) addressed to the Holder (or an Affiliate of the Holder) and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Holder (or an Affiliate of the Holder) and underwriters; (v) obtain “cold comfort” letters (or, in the case of any person that does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed-upon procedures” letter under Statement on Auditing Standards No. 35) and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to the Holder (or an Affiliate of the Holder) and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Holder and the Managing Underwriters, if any, including those to evidence compliance with Section 3(c)(2) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(o) shall be performed (A) on the effective date of such Registration Statement and each post-effective amendment thereto and (B) on the settlement date following the date of any sale of Registrable Securities by the Holder (or an Affiliate of the Holder).

(n) Upon the effectiveness of the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement, announce the same, by release to Reuters Economic Services and Bloomberg Business News, or other equivalent means of dissemination reasonably expected to make such information known publicly.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof. The Holder shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and the fees and disbursements of any counsel or other advisors or experts retained by the holder (severally or jointly), transfer taxes on resale of any of the securities by the Holder (or an Affiliate of the Holder) and any advertising expenses incurred by or on behalf of the Holder (and its Affiliates) in connection with any offers they may make.

5. Representations and Warranties by the Company. The Company shall make the following representations and warranties to the Holder on each date that Registrable

Securities are sold by the Holder (or an Affiliate of the Holder) and on each settlement date following the sale by the Holder (or an Affiliate of the Holder) of Registrable Securities (in each case, a “Representation Date”), subject, in each case, to (i) any and all appropriate modifications, amendments and updating changes to the following representations and warranties necessary to maintain the accuracy of the same at the time they are given and (ii) the information contained in the Incorporated Documents (as such term is defined below):

(a) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated therein by reference pursuant to the Exchange Act) has been complied with.

(b) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and Prospectus (the “Incorporated Documents”) complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) at the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, at the date thereof and at each Representation Date will not (and any amendment or supplement thereto, at the date thereof will not), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the forgoing, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder (or an Affiliate of the Holder) or any underwriter specifically for use in connection with the preparation the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Holder for use in connection with the offering of the Registrable Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prosecutes, and except as set forth or contemplated therein, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole, and there has not been, singularly or in the aggregate, any material adverse change, in the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Without limiting the foregoing, neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, constituting a Material Adverse Effect, otherwise than as set forth or contemplated in Registration Statement and the Prospectus.

(d) Each of the Company and the Subsidiaries (x) has been duly organized and is validly existing as a corporation or limited liability company under the laws of its jurisdiction of organization and is in good standing under the laws of such jurisdiction, (y) has the requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus or in the Incorporated Documents, and to own, lease and operate its properties and (z) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where any failure to be so qualified would not, singularly or when aggregated with failures to be qualified elsewhere, have a Material Adverse Effect. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver the Registrable Securities. The term “Subsidiaries” means each entity listed on Schedule I hereto, and the Company has no other significant subsidiaries as defined in Regulation S-X other than the Subsidiaries.

(e) The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or other similar rights to subscribe for the Registrable Securities or shares of Common Stock; and, except as set forth in the Prospectus and, except for outstanding warrants and options to purchase shares of Common Stock that in the aggregate represent less than 5% of the Common Stock outstanding on the date hereof, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. All the outstanding shares of capital stock of each Subsidiary and of Level 3 Communications Limited have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than the pledge of such shares or equity interests pursuant to the agreements the Company and certain of its subsidiaries have entered into in connection with the senior secured credit facility described in the Prospectus).

(f) The Company has all requisite corporate power and authority to execute, issue and deliver the Registrable Securities.

(g) This Agreement has been duly authorized and validly executed and delivered by the Company.

(h) The Common Stock has been duly authorized and conforms in all material respects to the description thereof incorporated by reference in the Prospectus.

(i) The execution and delivery of this Agreement and the Confirmation, the performance by the Company of this Agreement and the Confirmation, and the consummation of the other transactions in the Prospectus (including the sale of the Registrable Securities) will not (x) conflict with or result in a breach or violation of any of the respective charters, by-laws or other organizational documents of the Company, any of the Subsidiaries or Level 3 Communications Limited, (y) violate or conflict with any statute, rule or regulation applicable to the Company or any Subsidiary, or any order or decree of any governmental or regulatory agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties or (z) after giving effect to the waivers and consents obtained on or prior to the date hereof, if any, conflict with or result in a breach or violation of any term or provision of, constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien or other claim or encumbrance with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage or deed of trust or any other agreement or instrument to which the Company or any of the Subsidiaries or Level 3 Communications Limited is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, except, in the case of clauses (y) and (z) for violations, conflicts, breaches, defaults, accelerations of obligations or liens that would not, individually or in the aggregate, have a Material Adverse Effect. No authorization, approval or consent or order of, or filing, registration or qualification with, any court or governmental or regulatory body or agency is required in connection with the transactions contemplated by this Agreement or the Confirmation, in connection with the sale of the Registrable Securities or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance of this Agreement or the Confirmation, except as may be required by and made with or obtained from state securities laws or regulations and except such as may be required under the Securities Act.

(j) Except as described in the Registration Statement and the Prospectus or in the Incorporated Documents, there is no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory official, agency or body, domestic or foreign, pending against or affecting the Company or any of the subsidiaries, or any of their respective properties, that, if determined adversely, is reasonably expected in any manner to draw into question the validity of this Agreement or the Confirmation, or to result, singularly or when aggregated with other pending actions and actions known to be threatened that are not described in the Registration Statement and the Prospectus or the Incorporated Documents, in a Material Adverse Effect, or that is reasonably expected to materially and adversely affect the consummation of this Agreement, and to the best of the Company’s knowledge, no such proceedings are contemplated or threatened.

(k) None of the Company nor any of the Subsidiaries or Level 3 Communications Limited is (i) in violation of its respective charter, bylaws or other organizational documents or (ii) in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries or Level 3 Communications Limited is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries or Level 3 Communications Limited is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such default or violation that could not singularly or in the aggregate, have a Material Adverse Effect.

(l) KPMG LLP, who have certified certain of the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus are independent registered public accountants with respect to the Company and its subsidiaries, as required by the Securities Act. To the Company’s knowledge, Arthur Andersen LLP, who have previously certified certain consolidated financial statements and supporting schedules of the Company and previously delivered their report with respect to certain audited consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, were at all time during their engagement by the Company independent public accountants with respect to the Company and its subsidiaries, as required by the Securities Act. The consolidated historical statements and any pro forma information, together with related schedules and notes, if any, included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act. Such historical financial statements fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. Such pro forma information has been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and gives effect to assumptions made on a reasonable basis and fairly presents in all material respects and gives effect to the transactions described therein pertaining to such pro forma information. The other financial and statistical information and data included in the Registration Statement and the Prospectus, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(m) The consolidated historical statements of Genuity Inc., together with related schedules and notes, if any, included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act. Such historical financial statements fairly present in all material respects the consolidated financial position of Genuity Inc. at the respective dates indicated and the results of its operations and its cash flows for the respective periods indicated, in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods.

(n) Each of the Company and each of the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an “Authorization”) of and from, and has made all declarations and filings with, all Federal, state, local and other governmental or regulatory bodies or agencies, and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business as currently operated in the manner described in the Prospectus, except to the extent that the failure to obtain or file any such Authorizations would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are in full force and effect with respect to the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

(o) Except as disclosed in the Prospectus, no holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transactions contemplated by this Agreement. No holder of any of the outstanding shares of capital stock of the Company or any other person is entitled to preemptive or other similar rights.

(p)The Company has not taken nor will it take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registrable Securities.

(q) The Company is not and, after giving effect to the offering and sale of the Registrable Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(s) The Company has and will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act.

(t) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to material assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for material assets is compared on a periodic basis, which the Company believes are reasonable intervals, with the existing assets and appropriate action is taken with respect to any material differences. The Company and its applicable executive officers have complied with Rule 13a-14 under the Exchange Act.

6. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company (i) agrees to indemnify and hold harmless the Holder, the directors, officers, employees, agents and Affiliates of the Holder and each other person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) agrees to reimburse each such indemnified party, as incurred, without duplication, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for inclusion therein; provided, further, however, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any indemnified party to the extent that it is determined by a final, non-appealable judgment that (A) a preliminary prospectus contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of securities by the Holder (or an Affiliate of the Holder), (C) any such loss, claim, damage or liability of such indemnified party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of any revised preliminary Prospectus, the related Prospectus or the related Prospectus as amended or supplemented in any case where such delivery is required by the Securities Act, and the Company had previously furnished copies thereof to the Holder and (D) the revised preliminary Prospectus, the related Prospectus or the related Prospectus as amended or supplemented corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify or contribute to Losses (as defined below) of, as provided in Section 6(d), any underwriters of Registrable Securities registered under a Shelf Registration Statement, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder provided in this Section 6(a) and shall, if requested by the Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(k) hereof.

(b) The Holder agrees to indemnify and hold harmless the Company, each of its directors and officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holder, but only with reference to written information relating to the Holder furnished to the Company by or on behalf of the Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Holder and controlling persons. An indemnifying party shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the sale of the Registrable Securities which resulted in such Losses; provided, however, that in no case shall (1) any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Prospectus which resulted in such Losses or (2) any holder of any Registrable Security be responsible, in the aggregate, for any amount in excess of the total price at which the Registrable Securities sold by such holder under the Prospectus were distributed to the public. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds (before deducting expenses) as set forth on the cover page of the Prospectus. Benefits received by the Holder shall be deemed to be equal to the value of receiving Registrable Securities registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, agent and Affiliate of the Holder shall have the same rights to contribution as the Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf the Holder, the Company or any underwriter or any of the officers, directors or controlling persons referred to in this Section 6, and will survive the sale by the Holder (or an Affiliate of the Holder) of securities covered by a Registration Statement.

7. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holder herein or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and in addition to any rights or remedies provided by law.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Holder shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention: Equity Capital Markets; and notices to the Company shall be directed to it at 1025 Eldorado Boulevard, Broomfield, Colorado 80021, attention: General Counsel.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or subsequent holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to Affiliates of the Holder and subsequent holders of Registrable Securities and such Affiliates and subsequent holders may specifically enforce the provisions of this Agreement as if an original party hereto.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

(h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

LEVEL 3 COMMUNICATIONS, INC.,

by

Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH INTERNATIONAL

by
Name:
Title:

SCHEDULE I

Subsidiaries

Level 3 Financing, Inc.
Eldorado Marketing, Inc.
Software Spectrum, Inc.
Level 3 Communications, LLC
BTE Equipment, LLC
Level 3 International, Inc.
Level 3 Holdings, B.V.
Level 3 Communications Limited (UK)
Level 3 Communications GmbH (Germany)
Level 3 Holdings, Inc.
KCP, Inc.

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